As filed with the Securities and Exchange Commission on
               January 20, 2000.


                                                 Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                          SIERRA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)
                                   88-0200415
                      (I.R.S. Employer Identification No.)


                             2724 North Tenaya Way
                             Las Vegas, Nevada 89128
          (Address, including zip code, of Principal Executive Offices)


                SIERRA HEALTH AUTOMATIC RETIREMENT PLAN (SHARP)
                            (Full title of the plan)


                           Frank E. Collins, Esquire
                                 General Counsel
                          Sierra Health Services, Inc.
                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
                                 (702) 242-7000
 (Name, address and telephone number, including area code, of agent for service




                         Calculation of Registration Fee


                                                  Proposed      Proposed
                                                  maximum       maximum
   Title of                                       offering      aggregate      Amount of
securities to be         Amount to                price per     offering       registration
 registered(1)           be registered(1)         share         price          fee


Common Stock, $0.005        100,000 shares        $ 6.9375(2)    $ 693,750      $ 183.15 (3)
par value



     (1) This registration statement (the "Registration Statement") registers 100,000 shares of Common Stock of Sierra Health Services, Inc., a Nevada corporation (the "Company"), which may be sold from time to time pursuant to the Sierra Health Automatic Retirement Plan (SHARP) (the "Plan"). In addition, the Company may make offers, including solicitations of offers to buy shares, under the Plan, which transactions shall be covered by the Registration Statement. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions. Attached to the Common Stock are certain rights to purchase Series A Junior Participating Preferred Stock upon the occurrence of specified events. In addition, pursuant to Rule 416(b), the Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on January 13, 2000, as reported on the composite tape for New York Stock Exchange-listed securities.

     (3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $264 per $1 million of proposed maximum aggregate offering price.






                                                         PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

         Omitted as permitted pursuant to Rule 428 and Form S-8.


Item 2.  Registrant Information.

         Omitted as permitted pursuant to Rule 428 and Form S-8.




































                                                           I - 1


                                                      PART II

                                       INFORMATION REQUIRED IN REGISTRATION
                                     STATEMENT AND NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference

     The Company and the Plan hereby incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, filed pursuant to Section 13(a) of the Exchange Act.

     (c) The Company's Current Report on Form 8-K filed with the Commission on March 18, 1999 pursuant to Section 13(a) of the Exchange Act.

     (d) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on March 31, 1994, and effective on April 14, 1994, including any other amendment or report filed for the purpose of updating such description.

     (e) The description of certain rights attaching to the Company's Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 1, 1994, including any other amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.



                                                     II - 1

Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

     Section  78.751 of the Nevada  Domestic  and  Foreign  Corporation  Law and
Article VII of the Company's By-Laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities. The Company has not entered into separate indemnification agreements with any of its officers or directors.

     The Company has purchased directors' and officers' liability insurance insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.


Item 7.  Exemption from Registration

         Not applicable.

Item 8.  Exhibits

Exhibit
Description
4.1
Articles of Incorporation, together with
amendments thereto to date, incorporated by
reference to Exhibit 3 to the Company's Annual
Report on Form 10-K for the fiscal year ended
December 31, 1990.
4.2
Certificate of Division of Shares into Smaller
Denominations of the registrant, incorporated
by reference to Exhibit 3.3 to the Company's
Annual Report on Form 10-K for the fiscal year
ended December 31, 1992.
4.3
Amended and Restated By-Laws of the
Company, incorporated by reference to Exhibit
3.3 to the Company's Annual Report on Form
10-K for the fiscal year ended December 31,
1997.
4.4
Rights Agreement, dated as of June 14, 1994
between the Company and Continental Stock
Transfer & Trust Company, incorporated by
reference to Exhibit 3.4 to the Company's
Registration Statement on Form S-3 effective
October 11, 1994 (Reg. No. 33-83664).
5
Not applicable (no original issuance shares will
be offered and sold under the Plan); the
Registrant hereby undertakes that it will submit
or has submitted the Plan and any amendment
thereto to the Internal Revenue Service ("IRS")
in a timely manner and has made or will make
all changes required by the IRS as necessary in
order to qualify the Plan under Section 401 of
the Internal Revenue Code.
8
Not applicable.
15
Not applicable.
23.1

                                                     II - 2

Consent of Deloitte & Touche LLP.
24
Powers of Attorney (included on the signature
pages of this Registration Statement).
25
Not applicable.
27
Not applicable.
28
Not applicable.
99
Not applicable.

Item 9.  Undertakings

                  (a)      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;


     II - 3 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)[(h)] Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                                     II - 4

                                                    Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on January 18, 2000.

                                         SIERRA HEALTH SERVICES, INC.


                                         By: /s/ Anthony M. Marlon, M.D.
                                             Anthony M. Marlon, M.D.
                                             Chairman of the Board and
                                              Chief Executive Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony M. Marlon, M.D. and Erin MacDonald and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 /s/ Anthony M. Marlon, M.D.     Chairman of the Board, Chief         January 18, 2000
Anthony M. Marlon, M.D.          Executive Officer, and Director
                                 (principal executive officer)

/s/ Erin E. MacDonald            President and Director               January 18, 2000
Erin E. MacDonald

/s/ Paul H. Palmer               Vice President, Chief Financial      January 18, 2000
Paul H. Palmer                   Oficer, and Treasurer (principal
                                 financial officer and accounting
                                 officer)

/s/ Thomas Y. Hartley            Director                             January 18, 2000
Thomas Y. Hartley


/s/ William J. Raggio            Director                             January 18, 2000
William J. Raggio

/s/ Charles L. Ruthe             Director                             January 18, 2000
Charles L. Ruthe




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on January 19, 2000.


                                                   SIERRA HEALTH AUTOMATIC
                                                    RETIREMENT PLAN (SHARP)


                                                   By:   /s/ Timothy Coulter

                                                   Trustee



                                                  EXHIBIT INDEX


Exhibit

Description

4.1
Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the Company's
Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

4.2
Certificate of Division of Shares into Smaller
Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the Company's
Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

4.3
Amended and Restated By-Laws of the
Company, incorporated by reference to
Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1997.

4.4
Rights Agreement, dated as of June 14, 1994 between the Company and Continental Stock
Transfer & Trust Company, incorporated by reference to Exhibit 3.4 to the Company's
Registration Statement on Form S-3 effective
October 11, 1994 (Reg. No. 33-83664).

23.1
Consent of Deloitte & Touche LLP.


24
Powers of Attorney (included on the signature pages of this Registration Statement).



                                                             Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Sierra Health Services, Inc.:


     We consent to the incorporation by reference in this Registration Statement of Sierra Health Services, Inc. on Form S-8 of our report dated February 8, 1999, appearing in the Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
January 19, 2000